Exhibit 99.1

NEWS RELEASE

POPEYES LOUISIANA KITCHEN, INC. NAMES WILLIAM P. MATT

AS NEW CHIEF FINANCIAL OFFICER

ATLANTA – August 21, 2014 – Popeyes Louisiana Kitchen, Inc. (NASDAQ:PLKI), the franchisor and operator of Popeyes® restaurants, today announced that William P. Matt will be joining the Popeyes executive team as Chief Financial Officer, effectively immediately. Reporting to Chief Executive Officer, Cheryl Bachelder, Mr. Matt will oversee the Company’s financial matters and lead the Company’s efforts in determining and implementing the most effective strategies for Popeyes to accelerate its long-term growth potential and maximize shareholder value.

“The addition of Will as our new CFO brings a strong complement to our leadership team as we execute our strategic roadmap for growth around the globe,” said Ms. Bachelder. “Will’s broad, relevant experience in leading growth at evolving brands will be instrumental in Popeyes’ continued success. Spanning beyond finance to real estate, technology and operations, Will’s experience collaborating in cross-discipline teams makes him a strong cultural fit for Popeyes, and we are pleased to have him join our Company.”

Mr. Matt joins Popeyes with experience in both the retail and food service industries. He most recently served as Chief Operating Officer of La Senza Global, an arm of L Brands Inc., based in Columbus, Ohio. Mr. Matt also served as Chief Financial Officer of Victoria Secret Direct while at L Brands, Inc. Prior to his 14 years with L Brands, Mr. Matt spent nine years at PepsiCo/KFC, culminating as Vice President, Planning.

“Over the last several years, Cheryl and her team have transformed Popeyes into one of the most significant brands in the QSR space,” said Mr. Matt. “With the momentum the brand has established, the Company is poised to achieve new levels of success for its stakeholders and I am proud to be part of this executive team.”

Mr. Matt completed his undergraduate work at Colgate University, and received an MBA from Columbia Business School.

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of July 13, 2014, Popeyes had 2,262 operating restaurants in the United States, three territories, and 26 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

Popeyes Louisiana Kitchen, Inc.

Investor inquiries:

Rebecca Gardy, 404-459-4673

Director, Finance & Investor Relations, investor.relations@popeyes.com

or

NEWS RELEASE

Media inquiries:

Todd Burke, 404-459-4737

VP, Corporate Communications, todd.burke@popeyes.com

Jennifer Webb

Coltrin & Associates

212-221-1616, Jennifer_webb@coltrin.com

Forward-Looking Statement: Certain statements in this Press Release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2014 and beyond, expectations regarding future growth and commodity costs, expectations regarding restaurant reimaging, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2014 and long-term performance, including projections regarding general and administrative expenses, capital expenditures and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2013 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2013 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2013 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.